EXHIBIT 99.1

Sorrento Tech, Inc. Announces Voluntary Delisting
from Nasdaq and Closing of its Stock Transfer Books

Warren, NJ, December 19, 2017 - Sorrento Tech,, Inc. (Nasdaq: ROKA) today announced that it has notified the NASDAQ Stock Market (“NASDAQ”) of its intent to delist its common stock (the “Stock”) from the NASDAQ Global Market.  The Company filed with the Securities and Exchange Commission (the “SEC”) and NASDAQ a Form 25 relating to the delisting of the Stock on December 19, 2017.  The Company expects that the official delisting of the Stock will become effective ten days thereafter, on December 29, 2017.

As previously disclosed, on October 4, 2017, the Company filed a definitive proxy statement for a special meeting of its stockholders, which was held on October 26, 2017 (the “Special Meeting”).  At the Special Meeting, the Company’s stockholders approved an asset purchase agreement for the sale of substantially all of the Company’s assets (the “Asset Sale”) and proposed the liquidation and dissolution of the Company (the “Liquidation”).  The Asset Sale closed on November 1, 2017 and the Company intends to file its certificate of dissolution with the Secretary of State of the State of Delaware on December 28, 2017 and close its stock transfer books at the close of business on such date.

The decision to delist from NASDAQ resulted from the Board of Directors’ review of numerous factors, particularly the previously announced plan to engage in a complete dissolution and liquidation, and the cost and feasibility of ongoing compliance with the NASDAQ listing requirements in light of the Company’s planned dissolution and liquidation.

Following the delisting of the Company’s common stock, the Company intends to file a Form 15 with the SEC to voluntarily effect deregistration of its securities under the Securities Exchange Act of 1934, as amended. The Company expects that its obligation to file periodic and current reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, will be suspended upon the filing of the Form 15. The decision of the Company’s Board of Directors to deregister its common stock was based on the consideration of numerous factors, including the costs of preparing and filing periodic reports with the SEC, the outside accounting, audit, legal and other costs and expenses associated with being a public company, and the burdens placed on Company management to comply with reporting requirements, all in light of the Company’s planned dissolution and liquidation.

About Sorrento Tech, Inc.

Sorrento Tech, Inc. is incorporated under the laws of the State of Delaware. The Company’s common stock is traded on The NASDAQ Global Market under the symbol “ROKA.”

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act, as amended (the "Exchange Act"), including those related the sale of its assets and the amount of liquidating distributions available for distribution to stockholders. These forward-looking statements include statements regarding the delisting and deregistration of the Company’s common stock and the dissolution and liquidation of the Company. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward looking statements. There are a number of important factors that are out of Roka Bioscience’s control and could cause actual results to differ materially from those indicated by such forward-looking statements including and the risk factors set forth in the company's filings with the Securities and Exchange Commission. We expressly disclaim any obligation to update any forward-looking statements, except as may be required by law. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this press release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.